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                 NEW ENGLAND ELECTRIC SYSTEM AND SUBSIDIARIES
                       Statement of Consolidated Income
                          Period Ended March 31, 1998
       (expressed in millions, rounded to hundred thousands of dollars)
                      (Unaudited, subject to adjustment)
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                                                           Quarter
                                                           -------
Operating revenue                                           $619.6
                                                            ------

Operating expenses:
   Fuel for generation                                        85.8
   Purchased electric energy                                 122.7
   Other operation                                           154.6
   Maintenance                                                38.0
   Depreciation and amortization                              55.2
   Taxes, other than income taxes                             40.2
   Income taxes                                               35.9
                                                            ------
       Total operating expenses                              532.4
                                                            ------
       Operating income                                       87.2

Other income:
   Equity in income of generating companies                    2.3
                                                            ------
       Operating and other income                             89.5
                                                            ------

Interest:
   Interest on long-term debt                                 25.0
   Other interest                                              6.0
   Allowance for borrowed funds used
    during construction                                        (.5)
                                                            ------
       Total interest                                         30.5
                                                            ------

Income after interest                                         59.0

Preferred dividends of subsidiaries                            0.6
Minority interests                                             1.5
                                                            ------

       Net income                                           $ 56.9
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